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                                                                    Exhibit 23.2

[KPMG LOGO]

                  KPMG
                  CHARTERED ACCOUNTANTS
                  1 Stokes Place
                  St. Stephen's Green
                  Dublin 2
                  Ireland




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491, 33-54075,
33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568, 333-62572 and
333-117017) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and in Registration Statements (Form S-3, Nos. 33-36001, 333-60175 and 333-121743) pertaining to a universal shelf registration statement and registration of preferred stock and common stock warrants of Wellman, Inc. of our report dated 3 March 2006 with respect to the consolidated balance sheets of Wellman International Limited as of 31 December 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and other comprehensive (loss)/income, and cash flows, for each of the years in the three year period ended 31 December 2005, which report appears in the consolidated financial statements and financial statement schedule of Wellman, Inc. except for changes described in Note 1 - Other Assets which is dated 21 November 2006 and our report dated 3 March 2006 with respect to Wellman International Limited management's assessment of the effectiveness of internal control over financial reporting as of 31 December 2005, and the effectiveness of internal control over financial reporting as of 31 December 2005, which reports appear in the 31 December 2005 Annual Report on Form 10-K/A of Wellman, Inc.


/s/ KPMG

Chartered Accountants
Registered Auditors
21 November, 2006